                               EXHIBIT 10.40

                                AGREEMENT


     THIS AGREEMENT made and entered into by and between FACILITIES MANAGEMENT INSTALLATION, INC., a Delaware corporation ("FMI"),
I.C.H. CORPORATION, a Delaware corporation ("ICH"), and __________ _______________ ("Employee"),


                           W-I-T-N-E-S-S-E-T-H:

     WHEREAS, FMI is a wholly-owned subsidiary of ICH and serves as the employer of substantially all of the employees who provide services to ICH and its affiliated companies; and

     WHEREAS, Employee is an employee of FMI and has served faithfully and diligently as an employee of FMI and/or its predecessors and affiliates for many years; and

     WHEREAS, Employee is entitled to participate in FMI's welfare benefit plans on the same terms and conditions as all other employees of FMI, including, without limitation, FMI's severance pay plan ("FMI Severance Pay Plan") and FMI's group life insurance plan ("FMI Group Life Insurance Plan"); and

     WHEREAS, as a reward for Employee's past services, FMI and ICH desire to provide additional benefits to Employee as hereinafter provided,

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto and for Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Employee to each of FMI and ICH, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. The following terms shall have the meanings set forth below:

          (a)  "Affiliate" has the meaning ascribed to it in Rule
144 promulgated under the Securities Act of 1933, as amended, and when used herein includes Affiliates of ICH and/or FMI and their Successors.

          (b) "Compensation" means compensation paid by FMI and/or ICH and/or their Affiliates or Successors to Employee which is includible as gross income in Employee's federal income tax return.

          (c) "Date of Termination" means the date on which the Termination of Employment occurs.


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          (d)  "Estate" means the Employee's probate estate and
includes the Employee's heirs and personal representatives.

          (e) "Gross Misconduct" means an act committed by the Employee against FMI and/or ICH and/or their Affiliates or Successors and/or against any employee, officer, director, agent or representative of FMI and/or ICH and/or any of their Affiliates or Successors which constitutes a felony under the laws of the state in which the act is committed.

          (f) "Market Transactions" means transactions effected during the Transaction Period only on one or more of the Sale Dates through a Stock Exchange at prices equal to or exceeding the Prevailing Market Price.

          (g) "Payment Date" means the earlier of (i) thirty (30) days after the Employee has sold all of his or her Restricted Stock Purchase Shares and Stock Option Shares, or (ii) ninety (90) days after the Date of Termination.

          (h) "Prevailing Market Price" means the closing price per share reported on the American Stock Exchange, Inc. composite tape for shares of $1.00 par value common stock of ICH as of the most recent preceding date on which such shares were traded.

          (i) "Restricted Stock Purchase Agreement Shares" means any shares of $1.00 par value common stock of ICH which the Employee purchased under a Restricted Stock Purchase Agreement entered into between the Employee and System Services Group, the predecessor of FMI, dated March 12, 1982, as amended.

          (j) "Sale Date" means any one of more of the following dates: August 25, 1994, October 25, 1994 and April 10, May 25, August 25, and October 25 of each calendar year after 1994; provided, that if any of said dates fall on a day on which the Stock Exchange is closed, the Sale Date shall be the first day thereafter on which the Stock Exchange is open.

          (k) "Stock Exchange" means any stock exchange on which shares of $1.00 par value common stock of ICH are listed for trading.

          (l) "Stock Option Shares" means any shares of $1.00 par value common stock of ICH which the Employee purchases after the date of this Agreement pursuant to stock options granted by ICH to the Employee subsequent to December 31, 1989 and prior to the date of this Agreement.

          (m) "Successor" means the successor to all or substan-tially all of the assets of the transferor whether such assets are transferred by merger, consolidation, assignment or otherwise and when used herein includes Successors of ICH and/or FMI and/or their Affiliates.

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          (n)  "Supplemental Benefit Cap" means an amount equal to
three hundred percent (300%) of the annualized Compensation received by the Employee during the five consecutive calendar years immediately preceding the Date of Termination.

          (o) "Supplemental Severance Benefit" means an amount equal to two hundred percent (200%) of the Employee's salary, excluding bonuses, for the twelve (12) consecutive calendar months preceding the Date of Termination; provided, however, if Termina-tion of Employment occurs prior to the death of the Employee, the Supplemental Severance Benefit shall be reduced by an amount equal to any payments which the Employee is entitled to receive under the FMI Severance Pay Plan.

          (p) "Transaction Period" means the period commencing with the date of this Agreement and ending on the Date of Termina-tion; provided, however, if Termination of Employment does not occur prior to the death of the Employee, "Transaction Period" means the period commencing with the date of this Agreement and ending ninety (90) days after the date of the Employee's death.

          (q) "Termination of Employment" means the voluntary or involuntary termination of Employee's employment with ICH and/or FMI and/or with their Affiliates or Successors for any reason other than the Employee's gross misconduct. Should Employee continue as an Employee of an Affiliate or Successor or become an Employee of an Affiliate or Successor within such thirty day period, Employee's employment shall be deemed not to have terminated.

     1. SUPPLEMENTAL SEVERANCE PAYMENT. In the event a Termina-tion of Employment occurs, FMI agrees to pay the Supplemental
Severance Benefit to Employee within thirty (30) days after the Date of Termination.

     2. SUPPLEMENTAL BONUS PAYMENT. On the Payment Date, FMI agrees to pay to Employee an amount equal to (i) $5.875 multiplied by the aggregate number of Restricted Stock Purchase Shares and/or Stock Option Shares sold by the Employee and/or by the Employee's Estate in Market Transactions after the date hereof ("Shares Sold"), less (ii) an amount equal to the aggregate gross sales price of the Shares Sold.

     3. SUPPLEMENTAL BENEFIT CAP. Notwithstanding any other provision herein, the aggregate amount of monies which the Employee shall be entitled to receive under Paragraphs 1 and 2 above shall not exceed an amount equal to the Supplemental Benefit Cap.

     4. CROSS GUARANTEES. ICH and FMI unconditionally guarantee each other's obligations under this Agreement.

     5. WAIVER. The failure on the part of any party to this Agreement to exercise any rights of that party hereunder shall not constitute a waiver of such rights.


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     6.   ASSIGNMENT.  This Agreement may not be assigned by
Employee without the prior written consent of ICH and FMI and/or their Successors. This Agreement may be assigned by ICH and/or FMI to their respective Successors provided each such Successor assumes and agrees to perform all of ICH's and/or FMI's obligations hereunder, as the case may be. Otherwise, this Agreement shall not be assigned by ICH and/or FMI without the prior written consent of Employee.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended except in writing signed by or on behalf of the parties hereto.

     8. CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky applicable to agreements made and to be performed therein.

     9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original copy hereof but all of which together shall constitute a single instrument.

     EXECUTED this _____ day of ____________, 199__.


                         ________________________________________
                                               ,
                         Employee


                         I.C.H. CORPORATION


                         By:_____________________________________
                            Sheryl G. Snyder
                            Executive Vice President and
                            General Counsel


                         FACILITIES MANAGEMENT INSTALLATION, INC.


                         By:_____________________________________
                            Sheryl G. Snyder
                            Executive Vice President and
                            General Counsel

                                                                EXHIBIT 10.40

                              ADDENDUM TO AGREEMENT

     THIS ADDENDUM TO AGREEMENT made and entered into by and between FACILITIES MANAGEMENT INSTALLATION, INC., a Delaware corporation, ("FMI"), I.C.H.
CORPORATION, a Delaware corporation ("ICH") and                 ("Employee"),


                              W-I-T-N-E-S-S-E-T-H:


     WHEREAS, FMI, ICH and Employee entered into an agreement dated November 30, 1993 under which FMI and ICH agreed to provide certain supplemental severance and other benefits to Employee (the "Supplemental Benefit Agreement"); and

     WHEREAS, it was intended that the definition of Stock Option Shares contained in the Supplemental Benefit Agreement include all shares of $1.00 par value Common stock of ICH ("ICH Common Stock") purchased by the Employee prior to the date of the agreement but such definition inadvertently excluded shares of ICH Common Stock purchased by the Employee pursuant to stock options granted in 1983; and

     WHEREAS, the parties hereto wish to modify the Supplemental Benefit Agreement to correct such error,

     NOW, THEREFORE, in consideration of the premises and the mutual promises of the partied hereto, they hereby covenant and agree as follows:

     l. AMENDMENT. The parties hereto agree that:

     (a) Paragraph 1(1) of the Supplemental Benefit Agreement is hereby amended to read as follows:

     "'Stock Option Shares' means (i) any shares of $1.00 par value common stock of ICH owned by the Employee on November 30, 1993 which were purchased by the employee pursuant to stock options granted by ICH and/or its corporate predecessor to the Employee prior December 31, 1989, and (ii) any shares of $1.00 par value common stock of ICH which the Employee purchases after November 30, 1993 pursuant to stock options granted by ICH to the Employee between December 31, 1989 and November 30, 1993."

     (b) Paragraph 1(j) of the Supplemental Benefit Agreement is hereby amended to delete "August 25, 1994".

     2. CONFIRMATION. The Supplemental Benefit Agreement shall otherwise remain unchanged and in full force and effect.

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     3.   ENTIRE AGREEMENT.  The Supplemental Benefit Agreement, as amended herein, constitutes the entire agreement of the parties hereto with respect to the subject matter thereof and shall not be further modified or amended except in writing signed by the parties hereto.

     EXECUTED this _____ day of __________, 1994



                                        ------------------
                                        Employee

                                        I.C.H. Corporation



                                        ------------------------
                                        By: Robert L. Beisenherz
                                            Chairman, Chief Executive
                                            Officer and President


                                        Facilities Management
                                        Installation, Inc.



                                        ------------------------
                                        By: C. Fred Rice
                                            Senior Executive Vice
                                            President

                                        2